SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.                     )
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CABELTEL INTERNATIONAL CORPORATION
(Name of Registrant As Specified In Its Charter)

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CABELTEL INTERNATIONAL COPORATION
1755 Wittington Place, Suite 340
Dallas, Texas 75234
(972) 407-8400
INFORMATION STATEMENT
Pursuant to Section 14(c) of the Securities Exchange Act of 1934
Approximate Date of Mailing: February 16, 2007

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY
THE BOARD OF DIRECTORS OF THE COMPANY.
WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.
     This Information Statement is first being furnished on or about February 16, 2007, to the holders of record as of the close of business on February 2, 2007 of shares of Common Stock, par value $0.01 per share (the “Common Stock”) of CabelTel International Corporation (formerly Greenbriar Corporation), a Nevada corporation (the “Company” or “GBR”) to notify such stockholders that on February 2, 2007, the Company received written consents in lieu of a meeting of stockholders from holders of more than a majority of the shares of Common Stock representing in excess of 58% of the total votes of the Company (the “Majority Stockholders”) approving a Certificate of Amendment to the Articles of Incorporation of the Company pursuant to which the authorized Common Stock of the Company under the Articles of Incorporation, as amended, will be increased from 4,000,000 shares up to 100,000,000 shares of such Common Stock (the “Authorized Common Stock Increase”). This Information Statement describing the approval of the Authorized Common Stock Increase is first being mailed or furnished to the Company’s stockholders on or about February 16, 2007 and such matters shall not become effective until at least twenty (20) calendar days after this Information Statement as first sent or given to stockholders pursuant to the requirements of Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
General
     The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.
     The Company will only deliver one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. Upon written or oral request, the Company will promptly deliver a second copy of this Information Statement and any future annual reports and information statements to any stockholder or stockholders sharing an address to which multiple copies are now delivered. You should direct any requests to the following address:

Greenbriar Corporation
1755 Wittington Place, Suite 340
Dallas, Texas 75234
Attn: Investor Relations
Telephone: 972-407-8400
Interests of Certain Persons in or Opposition to Matters Acted Upon
     No director, officer, nominee for election as a director, associate of any director, officer of nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein which is not shared by all other stockholders pro rata in accordance with their respective interest.
APPROVAL OF AUTHORIZED COMMON STOCK INCREASE
     Pursuant to the requirements of Nevada Revised Statutes (“NRS”) Section 78.2055, on February 1, 2007, the members of the Board of Directors of the Company proposed and recommended to the stockholders the Authorized Common Stock Increase. The proposal is an amendment to the Articles of Incorporation to increase the number of shares of Common Stock authorized up to 100,000,000 shares. The original Articles of Incorporation of the Company filed May 30, 1991 provided for an authorization of 100,000,000 shares of Common Stock. Pursuant to a Certificate of Decrease in Authorized and Issued Shares filed with the Nevada Secretary of State on January 10, 1996, the number of authorized shares of Common Stock was reduced down to 20,000,000 shares authorized. Subsequently, pursuant to an amendment approved by the stockholders, on August 20, 1996, a Certificate of Amendment was filed with the Secretary of State of Nevada again increasing the number of shares of authorized Common Stock to 100,000,000 shares which effectively overrode the January 10, 1996 decrease. Again, in connection with a reverse split of the stock on the basis of one share for each twenty-five shares held, on November 30, 2001, a Certificate of Decrease in Authorized Shares was filed with the Secretary of State of Nevada decreasing the number of shares of Common Stock authorized from 100,000,000 shares down to 4,000,000 shares. The Board of Directors has now determined that in connection with future acquisitions of assets or businesses, it may be necessary to issue Common Stock in payment therefore and the Board of Directors is concerned that, at the present level, there may not be enough shares authorized. Therefore, the Board of Directors proposed to the stockholders an amendment to the Articles of Incorporation to again increase the number of authorized shares of Common Stock to 100,000,000 shares.
     The Board of Directors believes that the increased authorized number of shares of Common Stock contemplated by the Authorized Common Stock Increase is desirable to make available shares of Common Stock for future issuance by allowing the Company greater flexibility with respect to general corporate purposes and in considering potential future actions involving the issuance of stock, including, without limitation, raising capital, stock dividends or splits, potentially providing equity incentives to employees, officers and directors. The Company currently does not have any specific agreements or plans that would involve the issuance of additional shares of Common Stock that would be authorized by the Authorized Common Stock Increase although the Company has in the past considered, and intends to consider transactions from time to time that could result in such issuances. The Board of Directors also believes that an increased authorized number of shares of Common Stock would be desirable to make additional unreserved shares of Common Stock available for issuance or reservation without further stockholder authorization, except as may be required by law or by the rules of the American Stock Exchange. Section 712 of the American Stock Exchange (“AMEX”) company guide requires stockholder approval as a prerequisite to approval of applications to list additional shares to be issued where the present or potential issuance of Common Stock (or securities convertible into Common Stock) could result in an increase in outstanding common shares of 20% or more.

     Authorizing the Company to issue more shares than currently authorized by the Articles of Incorporation will not affect materially any substantive rights, powers or privileges of the holders of shares of Common Stock. Holders of shares of Common Stock are entitled to one vote per share on all matters submitted to the stockholders and do not have cumulative voting rights or pre-emptive rights for the purchase of additional shares of any class of capital stock. The additional shares of Common Stock for which authorization is sought are identical to the shares of Common Stock now authorized. However, the issuance of additional shares of Common Stock may, among other things, have a dilutive effect on the earnings per share and on equity and voting power of existing stockholders and may adversely affect the market price for the Common Stock. Although the Board of Directors has no present intention of issuing any additional shares of Common Stock or Preferred Stock for such purposes, the proposed increase in the number of authorized shares of Common Stock could enable the Board of Directors to render more difficult or discourage an attempt by another person or entity to obtain control of the Company. However, the Company does not view the Authorized Common Stock Increase as part of an “anti-takeover” strategy. The Authorized Common Stock Increase is not being advanced as a result of any known effort by any party to accumulate shares of Common Stock or to obtain control of the Company.
     If the proposal had not been adopted by the Majority Stockholders, it would have been necessary for this action to have been considered by the Company’s stockholders at a special or annual stockholders’ meeting convened for at least the purpose of approving the Authorized Common Stock Increase. The elimination of the need for a meeting of the stockholders to approve the Authorized Common Stock Increase is authorized by NRS 78.320, which provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting of which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to NRS 78.390, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation. In order to eliminate the costs and management time involved in the holding of a special meeting, and in order to effectuate the Certificate of Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company decided to utilize the written consent of the Majority Stockholders of the Company.
     On February 2, 2007, the Majority Stockholders, by written consent in lieu of a meeting, approved a Certificate of Amendment to the Company’s Articles of Incorporation. No further consents, votes or proxies are or were necessary to effect the approval of the Certificate of Amendment to the Company’s Articles of Incorporation.
     Under Nevada law, any dissenting stockholder is not entitled to appraisal rights with respect to the Certificate of Amendment covering the Authorized Common Stock Increase and the Company will not independently provide stockholders with any such right.
OUTSTANDING SHARES AND VOTING RIGHTS
     As of February 2, 2007, the date of action by the Majority Stockholders, the Company’s authorized capitalization consists of 4,000,000 shares of Common Stock, par value $0.01 per shares, of which 986,954 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, par value $0.10 per share, of which 100,000 shares have been designated as the Series B Preferred Stock which presently only has 615 shares issued and outstanding which have the right to vote together with the holders of Common Stock, and not as a separate class on matters to come before a vote of the stockholders, with each share of outstanding Series B Preferred Stock being entitled to one vote per share. Each share of Common Stock outstanding entitles its holder to one vote on each matter submitted to the stockholders. Accordingly, based upon the 986,954 shares of Common Stock outstanding and the 615 shares of Series B Preferred Stock outstanding, 493,785 votes will constitute a majority of the votes outstanding on any matter brought before the stockholders. As noted below, the Majority Stockholders have voted 577,385 shares (and votes) in favor of the approval of the Certificate of Amendment covering the Authorized Common Stock Increase, which constitutes approximately 58.5% of the Votes in favor of such amendment.
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
     As of February 2, 2007, according to the stock transfer records of the Company and other information available to the Company, the following persons where known to be (i) the beneficial owners of more than five percent (5%) of the outstanding shares of Common Stock fo the Company, and (ii) the directors and officers of the Company and their respective share ownership, individually and as a group:

		Amount and
		Notice of		Approximate
	Capacity with	Beneficial		Percent of Class
Name of Beneficial Owner	Company	Ownership (a)		(b)	Number of Votes
Roz Campisi Beadle	Director	100		*	100
Gene S. Bertcher	Director,
	President, Chief
	Executive and
	Financial Officer	71,811	(c)	7.28%	71,811
James E. Huffstickler	Director	—		—	—
Dan Locklear	Director	—		—	—
Victor S. Lund	Director	—		—	—
HKS Investment Corporation	Stockholder	108,994	(d)	11.04%	108,994
International Health Products, Inc.	Stockholder	9,970	(e)	1.01%	9,970
JRG Investment Co. Inc.	Stockholder	156,884	(f)	15.90%	156,884
TacCo Financial, Inc.	Stockholder	228,726	(g)	23.17%	228,726
All Executive Officers and Directors as a Group (5 persons)	—	71,911		7.29%	71,911

*	Less than 1%
     (a) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or convertible within 60 days of the date in question are generally deemed to be outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. TacCo Financial, Inc. presently holds an exercisable option to purchase up to 40,000 Shares of Common Stock at an exercise price of $2.60 per Share which is not included in the table.
     (b) Based on 986,954 Shares of Common Stock outstanding at January 26, 2007.
     (c) 71,811 Shares are owned direct by Gene S. Bertcher.
     (d) According to an original Statement on Schedule 13D dated January 9, 2006, the group consists of HKS Investment Corporation, David Hensel, John Kellar and Marshall Stagg, each of whom are deemed to be the beneficial owner of all 108,994 Shares. Hensel is stated to be a Shareholder, Director and President of HKS Investment Corporation; Kellar is a Shareholder, Director, Vice President and Treasurer of HKS Investment Corporation and Stagg is a Shareholder, Director and Secretary of HKS Investment Corporation.
     (e) International Health Products, Inc., a Nevada corporation (“IHPI”) is owned by a separate trust established for the benefit of the wife and children of Gene E. Phillips. Its officers and directors are R. Neil Crouch II, Director, President and Treasurer; Bradford A. Phillips, Vice President and Jamie Cobb, Treasurer. IHPI is one of the Reporting Persons listed in Amendment No. 9 to Schedule 13D filed on behalf of a group on June 1, 2006.
     (f) JRG Investment Co., Inc., a Nevada Corporation (“JRGIC”) is a wholly-owned subsidiary of TacCo Financial, Inc. and is another Reporting Person listed in Amendment No. 9 to Schedule 13D filed June 1, 2006; its directors and officers are the same as the directors and oddicers of TacCo Financial, Inc.
     (g) TacCo Financial , Inc., a Nevada Corporation (“TFI”) is owned by Electrical Networks, Inc. (75%) and Starr Investments, Inc. (25%). Its officers and directors are J. T. Tackett, Director, Chairman and Chief Executive Officer and Wayne Starr, Director, President and Treasurer. TFI is also one of the Reporting Persons listed on Amendment No. 9 to Schedule 13D filed by a group on June 1, 2006. The direct ownership by TFI listed in the table above does not include 156,844 Shares held by its wholly-owned subsidiary JRGIC or an option to purchase 40,000 Shares of Common Stock at an exercised price of $2.60 per share.
     The total combined votes of all stockholders listed in the foregoing table is 577, 485 votes out of a total of 987,569 votes (986,954 shares of Common Stock and 615 shares of Series B Preferred Stock) or 58.4754% of the voting power.

WHERE YOU CAN FIND MORE INFORMATION
     The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any document filed at the Public Reference Room of the SEC, 450 Fifth Street, N.W. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The Company’s SEC filings are also available to the public from the SEC’s website at http://www.sec.gov/. Included in the information available is audited financial statements of the Company in comparative form as of December 31, 2005 and 2004 which are contained in the Company’s Form 10-K/a for the fiscal year ended December 31, 2005 (the “2005 Form 10-K”) to the SEC. Neither the 2005 Form 10-K nor the financial statements contained in it are to be considered part of any solicitation. At the end of this Information Statement is information on how to obtain a copy of the 2005 Form 10-K/a if desired. It is also available on the SEC’s website. Such filings are also available on the Company’s website at http://www.cabeltel.us.
STOCKHOLDER COMMUNICATIONS WITH DIRECTORS
     Stockholders who wish to communicate with the Board of Directors or with a particular director may send a letter to the Company at 1755 Wittington Place, Suite 340, Dallas, Texas 75234. Any communication should clearly specify it is intended to be made to the entire Board of Directors or to one or more particular director(s). Under this process, the reccipient of the communication will review such correspondence and will forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the reviewer, deals with the functions of the Board of Directors, or that the reviewer otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to the members of the Board of Directors and request copies of such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Board of Directors or the appropriate Committee thereof.
NO SOLICITATION OF PROXIES
     This Information Statement is furnished to stockholders pursuant to the requirements of Section 14(c) under the Exchange Act to report action taken by written consent of the Majority Stockholders. No action is required upon the part of any other stockholder, and no proxy is being solicited. The cost of this Information Statement will be borne by the Company.
     COPIES OF THE COMPANY’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005 ON FORM 10-K ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO CABELTEL INTERNATIONAL CORPORATION, 1755 WITTINGTON PLACE, SUITE 340, DALLAS, TEXAS 75234, ATTN: INVESTOR RELATIONS.

Dated February , 2007	By order of the Board of Directors,

By:
Oscar Smith, Secretary